SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  May 12,
1997

BLC FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

          Delaware                           1-8185
(State or Other Jurisdiction of Incorporation)    (Commission File No.)

75-1430436
(IRS Employer I.D. Number)

919 Third Avenue, 17th Floor, New York, New York  10022
(Address of Principal Executive Offices)          (Zip
Code)

Registrant's Telephone Number, including Area Code
(212) 751-5626

(Former Name or Former Address, If Changed Since Last
Report)

Item 5.  Other Events.

          On May 1, 1997, a wholly-owned subsidiary, sold a participation in its portfolio of loans in the amount of $2,918,947.62. The proceeds of the sale will be utilized to partially repay Business Loan Center, Inc.'s existing bank line and fund additional loans. Business
Loan Center, Inc.'s retained portfolio after the sale consists of approximately $12,935,933 in loans.

          As part of the sale, Business Loan Center is entitled to receive a spread of approximately 3/4% per annum on the loans sold, together with all servicing income.

Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

(c)  Exhibits.

(1)  Participation Agreement dated as of May 1, 1997.


SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

BLC Financial Services, Inc.
(Registrant)

Dated:  May 12, 1997

By: /s/ Robert F. Tannenhauser
Robert F. Tannenhauser
President




LOAN PARTICIPATION AGREEMENT

          THIS LOAN PARTICIPATION AGREEMENT is made as of this 1st day of May, 1997, by and between BUSINESS LOAN
CENTER, INC., a Delaware corporation with its principal offices located at 919 Third Avenue, 17th Floor, New
York, New York 10022 ("Lender"), BLC FINANCIAL SERVICES,
INC., a Delaware corporation with its principal offices located at 919 Third Avenue, 17th Floor, New York, New
York 10022 ("Parent"), and TRANSAMERICA BUSINESS CREDIT
CORPORATION, a Delaware corporation with its principal place of business located at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 ("Participant"), with reference to the following facts:

RECITALS

     A. Lender has requested that Participant provide to it a loan participation facility in the maximum aggregate principal amount of up to $25,000,000 under which Participant would from time to time purchase from Lender participations in certain types of loans made by Lender to third-party borrowers.

     B. Participant is willing to extend such financial accommodations to Lender in accordance with and on the terms and conditions set forth in this Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and of any purchase of a participation contemplated hereby, now or hereafter made by Participant, Lender, Parent and Participant hereby agree as follows:


ARTICLE 1

GENERAL TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires (terms defined in the singular to have the same meaning when used in the plural and visa versa):

          "Accountant" shall have the meaning ascribed to that term in Section 4.1(a).

          "Affiliate" shall mean, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least five percent (5%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners, and
(d) in the case of Lender or Parent, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Lender of Parent; provided, that in no case shall Participant be deemed to be an Affiliate of Lender or Parent for purposes of this Agreement. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Loan Participation
Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Application of Payments Schedule" shall mean an Excel spreadsheet in the format found on Exhibit C, listing all Participating Notes Receivable and containing a breakdown and application of all payments for Participating Notes Receivable received by Lender since the delivery of the immediately preceding Application of Payments Schedule.

          "Bankruptcy Code" shall mean 11 U.S.C. ' 101 et seq. as the same may be modified, amended or supplemented from time to time.

          "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York or the State of Illinois.

          "Change of Control" shall mean any transaction or event as a result of which (a) Parent ceases to own
100% of the Stock of Lender, or (b) Robert F.
Tannenhauser sells or otherwise ceases to retain the control over and beneficial interest in any of the Stock of Parent owned or under his beneficial control as of April 24, 1997, or (c) Robert F. Tannenhauser ceases to be an executive officer of both Lender and Parent.

          "Charges" shall mean all taxes, levies,
assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Participating Notes Receivable or the Participations therein, (b) the Liabilities, (c) the employees, payroll, income or gross receipts of Lender,
(d) the ownership or use of any of the assets of Lender, or (e) and any other aspect of Lender's business.

          "Closing Date" shall mean the first date on which all conditions precedent set forth in Section 7.1 have been satisfied in a manner acceptable to Participant or waived in writing by Participant as provided therein and Participant makes or is prepared to purchase the initial Participation.

          "Commitment Termination Date" shall mean the earliest of: (a) November 1, 1997; (b) the date that Lender closes the transactions contemplated by the Loan
Agreement and repurchases all of the Participations then held by Participant in accordance with the terms of
Section 2.5; and (c) the date Lender's right to request that Participant purchase additional Participations is terminated in accordance with Section 6.2.

          "Compliance Certificate" shall mean the
certificate evidencing Lender's and Parent's compliance with the terms of this Agreement, to be substantially in the form attached as Exhibit D hereto.

          "Default" shall mean any event that, with the passage of time, the giving of notice or both, would become an Event of Default, unless cured or waived as specifically provided in this Agreement.

          "Dollars" shall mean lawful money of the United
States of America.

          "EBITDA" shall mean, with respect to any Person, its net income plus interest, cash taxes as measured by income, depreciation and amortization
(excluding, for each item, gains and losses resulting from transactions occurring outside the ordinary course of business); provided, that EBITDA shall (i) include gross premiums received on Sold Notes Receivable, and
(ii) exclude recognition of income from valuation of future servicing rights.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violations, claim, demand, abatement or other judicial or administrative order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment at, in or by, from or related to any Real Property, (b) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Property, or (c) the violation, or alleged violation, of any Environmental
Laws or Governmental Authorization relating to environmental matters with respect to any Property.

          "Environmental Laws" shall mean all statutes, ordinances, judicial or administrative orders, rules, regulations or decrees relating to (a) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials,
(b) the generation, use, storage, transportation or disposal of Hazardous Materials, (c) occupational safety and health, industrial hygiene, land use in connection with environmental matters for the protection of health or welfare, in any manner applicable to Lender or any of its Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response,
Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49
U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water
Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean
Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances
Control Act (15 U.S.C. 2601 et seq.), the Occupational
Safety and Health Act (29 U.S.C. 651 et seq.) and the
Emergency Planning and Community Right-To-Know-Act (42
U.S.C. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and Federal statutes and regulations promulgated pursuant thereto.

          "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any Person that is now or at any time in the future required to be treated as a single employer with Lender under IRC Sections
414(b) or (c).

          "Event of Default" shall mean the occurrence of any of the events specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "GAAP" shall mean the generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authorization" shall mean any permit, license, authorization, consent order or consent decree of or from any Federal, state or local governmental authority, agency or court.

          "Governmental Requirement" shall mean, to the extent any violation thereof or failure to comply therewith would have a Material Adverse Effect, any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including any of the foregoing which relate to lender licensing, environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any federal, state, county, municipal or other domestic or foreign government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over Lender.

          "Hazardous Materials" shall mean (a) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property or to any Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material or substance regulated or defined as or included in the definition
"hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous wastes," or "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable
Environmental Laws; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Environmental Law.

          "Indebtedness" shall mean all liabilities, obligations and indebtedness of any and every kind and nature whether heretofore, now or hereafter owing, arising, due, or payable from Lender or Parent to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

          "Index Rate" shall mean the higher of: (i) the latest published prime rate which normally appear in the "Money Rates" section of The Wall Street Journal, or (ii) the latest published annualized rate of 90 day dealer commercial paper which normally appears in the "Money
Rates" section of The Wall Street Journal.

          "Initial Participation Amount" shall have the meaning ascribed to such term in Section 2.1(b).

          "Intangible Assets" shall mean, with respect to any Person, collectively, organizational expenses, financing expenses, prepaid expenses, goodwill (including any amounts however designated, representing the excess of the purchase price paid for assets or stock acquired subsequent to the date hereof over the value assigned thereto on the books of such Person), patents, trademarks, tradenames, copyrights and other intangible assets of such Person.

          "Intermediary" shall mean Colson Service
Corporation, as fiscal and transfer agent for the SBA, or any other Person designated by the SBA to perform the same or similar functions.

          "Lender" shall mean Business Loan Center, Inc., a Delaware corporation, and its successors and permitted assigns.

          "Lender's Percentage" shall mean, with respect to each Participating Note Receivable, the percentage equal to (a) the percentage of the Non-Guaranteed Note
Receivable portion thereof, minus (b) the Participation
Percentage therefor.

          "Liabilities" shall mean all of Lender's liabilities, obligations and indebtedness to Participant of any and every kind and nature (including interest, charges, expenses, attorneys' fees and other sums for which Participant is entitled to payment from Lender), whether arising under this Agreement or under any of the other Participation Documents, whether heretofore, now or hereafter owing, arising, due, or payable from Lender to Participant and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

          "Loan Guaranty Agreement" shall mean any Loan
Guaranty Agreement (Deferred Participation) (SBA Form
750) or similar agreement in force and effect between Lender and the SBA from time to time.

          "Loan Agreement" shall mean the Loan Agreement between Lender and Participant dated as of May 1, 1997, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Loan Agreement as the same may be in effect at the time such reference becomes operative.

          "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of Lender or Parent, or (ii) the ability of Lender or Parent to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under this Agreement or the other Participation Documents on a timely basis.

          "Maximum Commitment" shall have the meaning ascribed to such term in Section 2.1(d).

          "Maximum Participation Amount" shall mean
$25,000,000.

          "Net Eligible Non-Guaranteed Notes Receivable" shall mean, at any particular time, the aggregate principal amount then outstanding of Non-Guaranteed Notes
Receivable conforming to each of the requirements set forth in Schedule 1.1.

          "Net Worth" shall mean, with respect to any Person, at any time for the determination thereof, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, loan loss reserve, and any other account which, in accordance with GAAP, constitutes stockholder's equity, less treasury stock.

          "Non-Guaranteed Note Receivable" shall mean that portion of any Note Receivable that is not guaranteed by the SBA.

          "Note Receivable" shall mean the obligation of any Term Loan Debtor to pay any term loan or similar form of financial accommodation made or extended by Lender to such Term Loan Debtor, whether or not evidenced by a promissory note or other instrument.

          "Note Receivable Documents" shall mean, with respect to any Note Receivable, all original documents, instruments, and chattel paper, executed or delivered to Lender by the applicable Term Loan Debtor and evidencing such Note Receivable.

          "Outstanding Participation Amount" shall mean, with respect to each Participating Note Receivable, its Initial Participation Amount as reduced from time to time by payments received on account of principal pursuant to
Section 2.3(a).

          "Parent" shall mean BLC Financial Services,
Inc., a Delaware corporation, and its successors and assigns.

          "Parent Debentures" shall mean debentures in the original principal amount of $1,700,000 that may be issued by Parent after the Closing Date, which shall have a fixed interest rate of not more than ten percent (10%), a term of not less than three (3) years with interest only payable prior to maturity, be subordinated to payment of the Liabilities, and otherwise be in form and substance acceptable to Participant, and all debentures issued or delivered by Parent in substitution or exchange therefor and meeting the same criteria, in each case as the same may be supplemented, modified, or amended from time to time with the consent of Participant.

          "Parent Guaranty" shall mean the Guaranty
Agreement dated as of the date hereof executed by Parent in favor of Participant pursuant to which Parent guarantees to Participant the payment and performance of the Liabilities.

          "Participant" shall mean Transamerica Business
Credit Corporation, a Delaware corporation, together with its successors and permitted assigns.

          "Participating Note Receivable" shall have the meaning ascribed to such term in Section 2.1(b).

          "Participations" shall have the meaning
ascribed to such term in Section 2.1(a).

          "Participation Certificate" shall mean a certificate evidencing Participant's interest in any Participating Notes Receivable, to be substantially in the form attached as Exhibit A hereto.

          "Participation Documents" shall mean this
Agreement, the Participation Certificates, the Parent
Guaranty, and all other agreements, instruments, documents and other written matter whether heretofore, now, or hereafter executed by or on behalf of Lender or Parent or delivered to Participant, with respect to this Agreement.

          "Participation Percentage" shall have the meaning ascribed to such term in Section 2.1(b).

          "Participation Request" shall mean the request by Lender for any purchase by Participant of a Participation under the Agreement, substantially in the form attached as Exhibit B hereto, and setting forth, among other things, the following information with respect to each Note Receivable covered thereby: the name of the Term Loan Debtor; the SBA Loan Number; the outstanding principal balance as the proposed Purchase
Date;  the percentage of the SBA Guaranteed Note
Receivable portion thereof; the percentage of the Non-Guaranteed Note Receivable portion thereof; and Lender's calculation of the Net Eligible Non-Guaranteed
Note Receivable portion thereof and the Initial
Participation Amount and the Participation Percentage therefor.

          "Permitted Liens" shall have the meaning ascribed to such term in Section 3.3(a).

          "Person" shall mean any individual,
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Plan" shall mean, with respect to Lender or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Lender maintains, contributes to, or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchase Date" shall mean, with respect to each Participation, the date on which it is purchased by Participant pursuant to this Agreement.

          "Purchase Price" shall have the meaning
ascribed to such term in Section 2.1(c).

          "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "SBA" shall mean the United States Small
Business Administration or any other Federal agency administering the SBI Act.

          "SBA Guaranteed Note Receivable" shall mean that portion of any Note Receivable that is actually and fully guaranteed by the SBA.

          "SBI Act" shall mean the Small Business
Investment Act of 1958 or any similar or successor federal statute and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Schedule of Documents" shall mean the
schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information required to be delivered in connection with this Agreement and the other Participation Documents and the transactions contemplated hereunder and thereunder, substantially in the form attached hereto as Exhibit E.

          "Schedule of Participating Notes Receivable" shall have the meaning ascribed to such term in Section
4.1(c).

          "Securitization Transaction" shall mean any transaction effected in a manner acceptable to Participant and through documentation in form and substance acceptable to Participant, pursuant to which Lender sells all or a specific portion of its portfolio of Non-Guaranteed Notes Receivable by pooling and transferred them to a trust that issues and sells certificates representing the entire beneficial interest in such trust.

          "Solvent" shall mean, with respect to any Person, (a) the present fair value of such Person's assets is in excess of the total amount of such Person's liabilities, (b) such Person is able to pay its debts as they become due, and (c) such Person does not have unreasonably small capital to carry on its business.

          "Stated Index Rate" shall have the meaning assigned to it in Section 2.3(b).

          "Sterling" shall mean Sterling National Bank &
Trust Company of New York, a national banking association.

          "Sterling Documents" shall mean the Revolving
Credit Agreement dated as of December 19, 1994, among
Lender, Parent, and Business Loan Center, a New York general partnership, as borrowers, and Sterling, as lender, and all other agreements and documents executed in connection with the financing arrangements contemplated thereby, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to such agreements and documents as the same may be in effect at the time such reference becomes operative.

          "Stock" shall mean all shares, options,
warrants, interests, participation or other equivalents
(regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "Subordinated Debt" shall mean that portion of the Indebtedness which is subordinated in a manner satisfactory in form and substance to Participant as to right and time of payment of principal and interest thereon to any and all of the Liabilities, including all intercompany accounts and borrowings.

          "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Lender or one or more Subsidiaries.

          "Tangible Net Worth" shall mean, with respect to any Person, the remainder of (a) the sum of the Net
Worth of such Person plus the principal amount of Subordinated Debt, minus (b) Intangible Assets; provided, that for purposes of this definition only, Intangible
Assets shall not include the Loan Guaranty Agreement.

          "Term Loan Debtor" shall mean any Person, other than the SBA, who is or may become obligated to Lender for a term loan or other financial accommodation provided to or for the benefit of such Person.

          "Termination Date" shall mean the first date on or after the Commitment Termination Date on which Participant no longer holds any Participations and all of the Liabilities have been fully paid and satisfied.

          "Transactions" shall mean the transactions provided for in and contemplated by this Agreement and the other Participation Documents.

          "UCC" shall have the meaning ascribed to such term in Section 1.3.

          "Voting Stock" shall mean securities of any class or classes of the corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or
Persons performing similar functions).

     1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, except where such principles are inconsistent with the specific requirements of this Agreement.

     1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect (the "UCC"); provided, that in the event that, by reason of mandatory provisions of law, any rights or remedies with respect to Participant's interest in any Participating Notes Receivable is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of any Participation Document relating to such rights or remedies and for purposes of definitions related to such provisions.

     1.4  Certain Matters of Construction.  The terms
"herein", "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any reference to a "Section", "Exhibit", "Article" or "Schedule" shall refer to the relevant
Section or Article of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.
Any pronoun used shall be deemed to cover all genders.
The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE 2

AMOUNT AND TERMS OF PARTICIPATION

     2.1  The Participations and Commitment.

          (a)  General.  Subject to the terms and
conditions set forth herein and relying on the representations and warranties contained in this Agreement, Participant hereby agrees that it will from time to time prior to the Termination Date and so long as no Default or Event of Default has occurred and is continuing, purchase from Lender, and Lender hereby agrees that it will sell to Participant, pursuant to
Section 2.2, participations comprising an undivided interest in the portion of each Note Receivable that constitutes Net Eligible Non-Guaranteed Notes Receivable as of the Purchase Date therefor, all Note Receivable
Documents evidencing such Note Receivable, and all of Lender's collateral and rights with respect to such Note
Receivable and Note Receivable Documents (collectively, the "Participations").

          (b) Participation Amount and Percentage. With respect to each Note Receivable in which a Participation is purchased under this Agreement (a "Participating Note
Receivable"), Participant shall purchase a Participation equal to up to sixty percent (60%) of the portion of such Participating Note Receivable that constitutes Net
Eligible Non-Guaranteed Notes Receivable as of its
Purchase Date; provided, that Lender shall at all times retain for its own account not less than ten percent
(10%) of the total amount of such Participating Note
Receivable (the "Minimum Lender's Percentage
Requirement"); and provided further, that to the extent that more than sixty percent (60%) of the portion of such Participating Note Receivable that constitutes Net
Eligible Non-Guaranteed Notes Receivable as of its
Purchase Date could be purchased without violating the Minimum Lender's Percentage Requirement, Participant shall have the option (but not the obligation) to include such additional amount within the Participation in such Participating Note Receivable. Each Participation shall be a purchase, at par, of an undivided pro rata share of the outstanding principal amount of such Participating
Note Receivable as of its Purchase Date. With respect to each Participating Note Receivable, (i) the amount of the Participation therein as of its Purchase Date shall be its "Initial Participation Amount," and (ii) the percentage that its Initial Participation Amount is of its total principal amount as of its Purchase Date shall be its "Participation Percentage."

          (c) Purchase Price. The price to be paid by Participant for its purchase of any Participation (the
"Purchase Price") shall be equal to its Initial
Participation Amount. The Purchase Price shall be the only amount payable by Participant with respect to any Participation, and Participant shall not be responsible for or required to pay or contribute any additional amounts with respect to the Participation or its Participating Note Receivable, whether for additional funding, expenses, damages or otherwise.

          (d) Maximum Commitment. Participant shall not be required to purchase any Participation if doing so would cause the aggregate outstanding principal amount of the Participations purchased or held by Participant at any one time (the "Maximum Commitment") to exceed the lesser of:

               (i)  the Maximum Participation Amount; or

               (ii) sixty percent (60%) of Net Eligible
Non-Guaranteed Notes Receivable.

          (e)  Participation Certificates.  The
Participant's interest in any Participating Notes
Receivable shall be evidenced by Participation
Certificates delivered to Participant promptly upon receipt by Lender of immediately available funds representing the principal amount of Participant's
Participation in such Notes Receivable.

          (f) Optional Participations. To the extent, if any, that Lender is ordered and required to sell its retained interest in any Participating Note Receivable, Participant shall have the right (but not the obligation), at Participant's option, to purchase additional participating interests in such Participating
Note Receivable, subject to SBA consent, if required, and pursuant to SBA regulations, upon the same terms and conditions as apply to the Participations purchased hereunder. To the extent, if any, that Lender is ordered and required to sell its retained interest in any Note
Receivable in which a participation has previously been sold to any Person other than Participant, Participant shall have the right (but not the obligation), at Participant's option, to purchase additional participating interests in such Participating Note
Receivable, subject to SBA consent, if required, and pursuant to SBA regulations, upon the same terms and conditions as apply to the participating interests sold to such other Persons.

     2.2  Notice of Participations; Payment of Purchase
Price.

          (a)  Notice.  The proposed Purchase Price and
Purchase Date of each Participation hereunder shall be designated by Lender's execution of and delivery to Participant of a Participation Request by no later than 12:00 noon (Central Time) on the Business Day prior to the proposed Purchase Date (which must also be a Business
Day).

          (b)  Information and Documents.  Each
Participation Request shall be accompanied by an executed or conformed copy of the Note Receivable Documents for each Note Receivable for which the purchase of a Participation is requested thereby and, if so requested by Participant in writing, copies of such other materials pertaining to such Note Receivable (including financial information required to be delivered to Lender and all applicable SBA approvals) as Lender has in its possession, subject only to Participant's compliance with applicable law and any applicable confidentiality requirements.

          (c) Purchase and Payment. Upon receipt of a Participation Request pursuant to Section 2.2(a) and all other information required to be delivered pursuant to
Section 2.2(b), and the satisfaction of all of the other conditions precedent set forth in Article 7, subject to the provisions of, and satisfaction of the conditions set forth in, Section 2.1, Participant shall, on or after the Closing Date, purchase Participations from Lender up to a maximum aggregate outstanding principal amount equal to the Maximum Commitment. The Purchase Price for each
Participation shall be paid to Lender on the Purchase
Date by wire transfer to the following account:

Sterling National Bank
ABA No.: 026 007773
For credit to: Business Loan Center
Account No.: 31 50696 01

or to such other account as Lender may from time to time designate by written notice to Participant.

     2.3  Participant's Right to Payments.

          (a) Principal. Participant shall be entitled to receive, from all funds received by Lender from any source and applied on account of a payment of principal of a Participating Note Receivable, the Participation
Percentage for such Participating Note Receivable of such funds. Any such payments received by Participant shall reduce the Outstanding Participation Amount with respect to such Participating Note Receivable.

          (b) Interest. Participant shall be entitled to receive, from all funds received by Lender from any source and applied on account of a payment of interest on a Participating Note Receivable, interest on the Outstanding Participation Amount of such Participating
Note Receivable at a floating rate equal to the Index
Rate plus two percent (2%) per annum (the "Stated Index
Rate").  With respect to each Participating Note
Receivable, the Index Rate and the Stated Rate shall be calculated and, if necessary, adjusted, on each day when the interest rate is recalculated or adjusted under the Note Receivable Documents for such Participating Note
Receivable.  Each Schedule of Participating Notes
Receivable to be delivered to Participant by Lender pursuant to Section 4.1(c) will indicate the dates of any such recalculation or adjustments with respect to any Participating Note Receivable. All computations of interest shall be made by Participant on the basis of the actual number of days in the year, and the actual number of days occurring in the period, for which such interest is payable. Each determination by Participant of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

          (c)  Late Fees.  If Lender collects any late
charges, additional interest in excess of the non-default rate of interest, waiver fees or other amounts with respect to a default under a Participating Note
Receivable, Participant shall be entitled to receive the Participation Percentage for such Participating Note
Receivable of such amounts.

          (d)  Lender's Percentage; Subordination by
Lender.  With respect to each Participating Note
Receivable, Lender will at all times retain for its own account not less than Lender's Percentage of the outstanding principal amount thereof, except to the extent, if any, ordered and required by SBA to sell such interest. Lender hereby subordinates its rights to retain for its own account any payments received by Lender from any source and applied on account of any payment on a Participating Note Receivable, whether as principal, interest, or otherwise, to Participant's right to receive all payments to which Participant would be entitled if all payments due with respect to such Participating Note Receivable were received by Lender as and when due under the Note Receivable Documents governing such Participating Note Receivable. In order to effectuate such subordination, if Lender has not received funds with respect to any Participating Note
Receivable sufficient to pay Participant the full amount
Participant would be entitled to receive if all payments due with respect to such Participating Note Receivable were received by Lender as and when due, then Lender shall pay to Participant the amount of such shortfall out of any funds received by Lender with respect to such Participating Note Receivable that Lender would otherwise be entitled to retain for Lender's own account; provided, that Lender shall not be required to pay such funds to Participant with respect to a shortfall in payment of principal so long as none of such funds is applied (or would be applied but for the application of this Section
2.3(d)) to payment of principal retained for Lender's own account.

          (e)  Payments Held in Trust.  All funds
received by Lender from any source with respect to any Participating Note Receivable that Participant is entitled to receive under this Agreement shall be received and held by Lender in trust for and as the separate property of Participant. Lender shall establish a bank account acceptable to Participant into which all payments with respect to Participating Note Receivables, and no other payments, shall be deposited.

     2.4  Collection; Payments to Participant.

          Lender shall have the right to collect all payments due on or in connection with the Participating
Notes Receivable. On each Business Day, Participant's share of any cleared funds with respect to such payments shall be paid to Participant by wire transfer of immediately available funds. Wire transfers to Participant are to be sent to the following account:

First National Bank of Chicago
ABA No.: 07100013
For credit to:  Transamerica Business Credit Corporation
Account No.: 52-95726

or to such other account as Participant may from time to time designate by written notice to Lender. On the fifteenth day and on the last Business Day of each month, Lender will send to Participant by facsimile transmission and on a diskette an Application of Payments Schedule.
The Application of Payments Schedule shall list all Participating Notes Receivable, whether or not a payment has been received, and for any Participating Note
Receivable with respect to which Lender did not receive a payment as and when due, the reason for non-payment and prognosis for future payments must be indicated thereon.
If and as often as requested by Participant with respect to any particular Participating Note Receivable for which a payment has not been received as and when due, Lender shall promptly provide to Participant a report indicating the reason for non-payment and prognosis for future payments. The Application of Payments Schedule sent on the fifteenth day of each month shall be accompanied by a copy of the Bank's Colson Report, Form 1502, from the most recent month.

     2.5  Lender's Repurchase of Participations.

          (a) Individual Participations. Lender agrees to repurchase the Participation in any Participating Note
Receivable, immediately upon receipt of a request therefor from Lender, in the event of a loss with respect to such Participating Note Receivable due to: (i) fraud on the part of Lender, or (ii) any failure to recover from any Term Loan Debtor, any other obligor or collateral therefor as a result of any deficiency in documenting or servicing such Participating Note
Receivable. Lender further agrees to repurchase the Participation in any Participating Note Receivable if:
(x) any portion of Lender's Percentage in such Participating Note Receivable is sold to a Person other than Participant, or (y) Lender no longer services such Participating Note Receivable. Lender acknowledges and agrees that the sale of the Participations to the Participant does not constitute the sale of a "security" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

          (b)  All Participations.  Lender agrees that if
SBA consents to Borrower's entering into the Loan
Agreement and the transactions contemplated thereunder, then Lender will, as soon as practicable, close the transactions contemplated by the Loan Agreement, including the repurchase by Lender of all of the Participations then held by Participant.

          (c) Repurchase Price. The repurchase price to be paid by Lender for any Participation repurchased under this Section 2.5 or Section 2.6 shall be the sum of (i) its Outstanding Participation Amount, plus (ii) accrued and unpaid interest thereon through the date of repurchase, plus (iii) any other amounts payable under
Section 2.3 with respect thereto. The repurchase price shall be paid to Participant by wire transfer to the account of Participant designated pursuant to Section
2.4.

     2.6  Term Loan Debtor Defaults.  Lender shall notify
Participant within one (1) Business Day of Lender becoming aware of any "Event of Default" under and as defined in the Note Receivable Documents with respect to any Participating Note Receivable. Participant understands and agrees that: (a) Lender may use its discretion with respect to exercising or refraining from exercising any rights that it may have or taking or refraining from taking actions it may be entitled to take in connection with the Participating Notes Receivable, the Note Receivable Documents with respect thereto or any collateral therefor or any obligor thereunder; and (b) in exercising such discretion, Lender will use the same care to protect the interest of Participant as it does to protect Lender's own interest. Participant further understands and agrees that Lender may, in its sole discretion in each instance, without prior notice to or consent of Participant, agree to take or refrain from taking any action with respect to any Participating Notes
Receivable, the Note Receivable Documents with respect thereto (including any security agreement or guaranty) or any collateral therefor or any obligor thereunder;
provided, that Lender will not, without the consent of the Participant (which consent will not unreasonably be withheld), agree to any amendment, modify, waive, or release any provision or collateral of any Term Loan
Debtor with respect to any Participating Notes
Receivable, the Note Receivable Documents with respect thereto (including any security agreement or guaranty) or any collateral therefor or any obligor thereunder, or make any extension of the final scheduled maturity of, or reduction of the effective interest rate on any of the Participating Notes Receivable, or forgiveness of any principal of or interest on any of the Participating
Notes Receivable. Lender may, without prior consent of Participant, take any action which SBA defines as being within the Bank's "Unilateral Servicing Authority", provided Lender advises Participant of this action in writing. If Participant is unwilling to consent to any amendment, modification, waiver, release or consent which requires its consent, Lender shall have the right, but not the obligation, to repurchase at such time the Participation in the Participating Note Receivable affected by such change, for a repurchase price determined and payable in accordance with Section 2.5(c).

     2.7 Closing Fee. Lender agrees to pay Participant on the Closing Date, solely as consideration for Participant agreeing to enter into this Agreement, a fully earned and non-refundable closing fee equal to One
Hundred Twenty-Five Thousand Dollars ($125,000), which shall be paid by Lender to Participant by either wire transfer or cash on the Closing Date.

     2.8  Refusal to Participate Above Maximum
Commitment. Participant shall have the right to refuse to purchase additional Participations when such purchases would cause the aggregate outstanding principal amount of the Participations purchased or held by Participant at any one time to exceed the Maximum Commitment.

     2.9 Use of Proceeds. Lender shall use the proceeds of the Participations purchased by Participant hereunder solely to repay Indebtedness under the Sterling Documents and to fund Lender's portfolio development and working capital requirements after the Closing Date. Lender's use of such proceeds shall be only for legal and proper corporate purposes (duly authorized by Lender's Board of Directors), consistent with all applicable laws, statutes and regulations.

     2.10 Term of Agreement. Subject to Participant's right to cease purchasing Participations from Lender on the Commitment Termination Date, the provisions of this Agreement shall be in effect until the Termination Date.

     2.11 Business Days. If any payment on the Participations or any other payment due hereunder becomes due and payable on a day other than a Business Day, then for all purposes of the Participation Documents, the maturity of such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.


ARTICLE 3

REPRESENTATIONS AND WARRANTIES

     In order to induce Participant to provide the financial accommodations to Lender provided for herein and in the other Participation Documents, Lender and Parent make the following warranties and representations to Participant, each of which will be correct and true as of the Closing Date and on the date that each Participation is requested by Lender:

     3.1  Corporate Existence.  Each of Lender and Parent
(i) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware;
(ii) is duly qualified or licensed to do business in all other jurisdictions wherein the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse
Effect; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now, heretofore and proposed to be conducted; and (iv) is in compliance with its Certificate of Incorporation and By-Laws.

     3.2  Corporate Power and Authorization.  Each of
Lender and Parent is duly authorized and empowered to execute, deliver and perform the Participation Documents, including this Agreement, to which it is a party; and all corporate action on Lender's or Parent's part requisite for the due execution, delivery and performance of the Participation Documents, including this Agreement, to which it is a party has been duly and effectively taken.

     3.3  Ownership of Property; Permitted Liens.

          (a)  Except for the permitted Liens, if any,
set forth on Schedule 3.3(b) (the "Permitted Liens"), no
Property of Lender is subject to any Lien.

          (b)  Each Participation hereunder creates a
valid and enforceable interest in favor of Participant to the extent of Participant's Participation in the Participating Notes Receivable purported to be covered thereby, and no further action is required to establish or perfect such ownership interest.

     3.4 Capital Structure. The number and nature of all outstanding securities of each of Lender and Parent, and the holder of all outstanding securities of Lender, each as of the date hereof, and the holder of all outstanding securities of Parent as of April 24, 1997, are set forth on Schedule 3.4. All such shares have been duly issued and are fully paid and non-assessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital Stock of Lender, except as set forth on Schedule 3.4. Except as set forth on Schedule 3.4, there are no outstanding agreements or instruments binding upon any of Lender's shareholders relating to the ownership of its shares of capital Stock.

     3.5 Binding Obligations. This Agreement does, and the other Participation Documents to which Lender or Parent is a party upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of such Person, enforceable in accordance with their terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

     3.6  No Legal Bar; No Lien.  Each of the
Participation Documents, including this Agreement, to which Lender or Parent is a party do not and will not violate any provisions of its articles or certificate of incorporation, bylaws, or any contract, agreement, instrument or Governmental Requirement to which Lender or Parent is subject; and (b) neither the execution, delivery, or performance of the Participation Documents, including this Agreement, shall create, or constitute cause for the creation of, any Lien on any asset of Lender or Parent.

     3.7 No Consent. Lender's and Parent's execution, delivery and performance of the each of the Participation
Documents, including this Agreement, to which it is a party do not require the consent or approval of any other
Person which has not been obtained, including any regulatory authority or governmental body of the United
States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

     3.8  Liabilities; Litigation.  Neither Lender nor
Parent has, as of the Closing Date, any material
(individually or in the aggregate) liabilities, direct or contingent, except as disclosed in Schedule 3.8. Except as disclosed in Schedule 3.8, as of the Closing Date, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Lender or Parent, threatened against or affecting Lender or Parent that would have a Material Adverse Effect on Lender or Parent or challenge any Transaction contemplated hereunder.

     3.9  Taxes; Governmental Charges.  As of the Closing
Date or the date each advance is requested by Lender, as applicable, each of Lender and Parent has filed all tax returns and reports required to be filed prior to such date and has paid all taxes, assessments, fees and other governmental charges levied upon it or its income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

     3.10 Defaults. Neither Lender nor Parent is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any debt of Lender or Parent, or under any material agreement or instrument to which Lender or Parent is a party or by which it is bound or which would have a Material Adverse Effect on Lender or Parent or its business. No Default or Event of Default hereunder has occurred and is continuing.

     3.11 Use of Proceeds; Margin Stock.  The proceeds of
Participations will be used by Lender to fund Lender's commercial lending activities and for other purposes permitted by Section 2.9. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part
221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Lender is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Lender, Parent nor any Person acting on behalf of Lender or Parent has taken or will take any action which might cause any of the Participation Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal
Reserve System or to violate Section 7 of the Securities
Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     3.12 Compliance with the Law.  Neither Lender nor
Parent:

          (a)  is in violation of any Governmental
Requirement;

          (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Without limiting the generality of the foregoing, Lender has obtained the Loan
Guaranty Agreement and has complied and will continue to comply with all statutory, and other regulatory requirements necessary to obtain and maintain the Loan
Guaranty Agreement.

     3.13 ERISA. Each of Lender and Parent is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Lender of Parent.

     3.14 No Material Misstatements. No information, exhibit or report furnished to Participant by Lender or Parent in connection with the negotiation or execution of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

     3.15 Investment Company Act.  Neither Lender nor
Parent is an "investment company" or a company
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.16 No Financing of Corporate Takeovers. No proceeds of any Participations hereunder will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of
1934, including, Sections 13(d) and 14(d) thereof.

     3.17 Location of Lender. Lender's and Parent's principal place of business and chief executive offices are located at the address stated in the preamble of this Agreement; provided, that after the Closing Date such principal place of business and chief executive offices may be relocated if Lender and Parent comply with the requirements of Section 5.4.

     3.18 Use of Proceeds. Lender's use of the proceeds of any Participations purchased by Participant pursuant to this Agreement are, and will continue to be, legal and proper corporate uses duly authorized by its Board of Directors and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

     3.19 Hazardous Materials.

             (a) the operations of Lender and Parent
comply in all material respects with all Environmental
Laws;

            (b) each of Lender and Parent has obtained all material Governmental Authorizations under
Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing in all material respects, and each of Lender and Parent is in compliance with all material terms and conditions of such Governmental Authorizations;

            (c) (i)  Neither Lender nor Parent has
received (A) any notice or claim to the effect that it is or could reasonably be expected to be subject to a material liability to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under
Section 104 of the Comprehensive Environmental Response,
Compensation, and Liability Act (42 U.S.C. 9604 et seq.)
or comparable state laws, and (ii) to Lender's and Parent's knowledge, none of its operations is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Property;

            (d) none of the operations of Lender or
Parent is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

            (e)  Neither Lender nor Parent is subject to
any outstanding written order or agreement with any governmental authority or private party (other than lease agreements entered into in the ordinary course of business containing standard provisions relating to environmental matters) respecting (i) any liabilities which have arisen or may arise under any Environmental
Laws or (ii) any Environmental Claims;

            (f)  Neither Lender or Parent, nor, to the
knowledge of Lender or Parent, any predecessor of Lender or Parent has filed any notice under any Environmental
Law indicating past or present treatment, storage, or disposal of Hazardous Materials at any Property, and none of the operations of Lender or Parent involves the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent (other than hazardous materials used in the ordinary course of business, the use of which is not reasonably likely to materially adversely affect any Property), and neither Lender or Parent, nor, to the knowledge of Lender or Parent, any predecessor in title to Lender or Parent or any third party at any time occupying any Property has at any time used, generated, disposed of, stored, transported to or from, released or threatened the release of any Hazardous Materials, in any form, quantity or concentration on, from, under or affecting such Property in a manner that could reasonably be expected to result in material liability of or material claim against Lender or Parent;

            (g)  Neither Lender nor Parent has filed any
notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect and, to the knowledge of Lender or Parent, no Hazardous
Materials exist on, under or about any Property in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (h)  neither Lender or Parent, nor, to the
knowledge of Lender or Parent, any of its predecessors, has disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (i) to the knowledge of Lender or Parent, no underground storage tanks or surface impoundments are on or at any Property owned or used by Lender or Parent, which could reasonably be expected to give rise to any Environmental Claim materially adversely effecting such Property; and

            (j)  no Lien in favor of any governmental
authority for (i) any liability under Environmental Laws, or (ii) damages arising from or costs incurred by such governmental authority in response to a Release has been filed or attached to any Property owned or used by Lender or Parent.

     3.20 Insurance Policies. Schedule 3.20 lists all insurance of any nature maintained for current occurrences by Lender or Parent, as well as a summary of the terms of such insurance. All of such policies are in full force and effect and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Lender and Parent.

     3.21 Schedule of Deposit Accounts. Schedule 3.21 lists all banks and other financial institutions at which Lender maintains or will maintain deposit and/or other accounts, and such exhibit correctly identifies the name and address of each depository, the name in which the account is held, the purpose of the account, and the complete account number.

     3.22 Labor Matters. There are no labor disputes against Lender or Parent pending or, to Lender's or Parent's knowledge, overtly threatened, that would have a Material Adverse Effect. Hours worked by and payment made to the employees of Lender have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, which violation would have a Material Adverse Effect. All payments due from Lender or Parent on account of employee health and welfare insurance which would have a Material Adverse
Effect if not paid will be paid or, if not due, will be accrued as a liability on the books of Lender or Parent.

     3.23 Employment and Labor Agreements. Except as listed in Schedule 3.23, there are no employment agreements and no agreements for the payment of deferred compensation, severance, or change in control pay covering the officers and managers of Lender or Parent, and there are no collective bargaining agreements or other labor agreements covering any employees of Lender or Parent. A true and complete copy of each such agreement has been furnished to Participant.

     3.24 Solvent Financial Condition. Each of Lender and Parent is now and, after giving effect to the advances to be made hereunder, at all times will be, Solvent.

     3.25 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, except for the fee payable solely by Parent and Lender to D'Loren, Levin & Company in the amount of $50,000, which will be paid by Borrower on the Closing
Date.

     3.26 True Sales of Participations. Lender now intends and at all times will intend that its transfers of the Participations in Participating Notes Receivable to Participant constitute true sales and not financing devices.

     3.27 No Material Intellectual Property.  Neither
Lender nor Parent holds or owns, or employs in its business operations, any material rights in, to, or under copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, or tradenames
(collectively, "Intellectual Property"), except as set forth on Schedule 3.27. Neither Lender nor Parent is a party to or the subject of any agreement or dispute respecting Intellectual Property which, if resolved unfavorably to Lender or Parent, would have a Material
Adverse Effect.

     3.28 Automatic Warranty and Reaffirmation of
Warranties and Representations; Survival of Warranties and Representations. Each request by Lender for a Participation pursuant to this Agreement or the other
Participation Documents shall constitute (a) a warranty and representation by Lender and Parent to Participant that there does not then exist a Default or an Event of Default, except as otherwise disclosed in writing by Lender to Participant, and (b) a reaffirmation as of the date of said request of the representations and warranties of Lender and Parent contained in Sections 3.1 through and including 3.27. All representations and warranties of Lender and Parent contained in this Agreement and the other Participation Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Upon the Closing
Date, and at such other times as Participant in its sole discretion may request, Lender shall deliver to Participant Certificates of Validity of Participating
Notes Receivable in the form of Exhibit F, executed by Lender's President and Chief Financial Officer, respectively, or such other officers of Lender as Participant may require.


ARTICLE 4

AFFIRMATIVE COVENANTS

     Lender and Parent will at all times comply with the covenants contained in this Article 4, from the date hereof and for so long as any part of the Participations are held by Participant or any Liabilities are outstanding.

     4.1  Financial Statements and Reports and Other
Data. Lender and Parent will promptly furnish to Participant from time to time upon request such information regarding the business affairs and financial condition of Lender or Parent as Participant may reasonably request, which information shall be certified by the President and Chief Financial Officer of Lender or Parent to be true and correct as of the date provided.
The information that may be requested by Participant includes the following reports:

          (a)  Annual Reports

               (i)  Promptly after becoming available and
in any event within ninety (90) days after the close of each fiscal year of Parent, Parent and Lender shall provide to Participant audited fiscal year end financial statements of Parent, Lender, and Parent's other consolidated Subsidiaries, prepared on a consolidated and consolidating basis by Richard A. Eisner & Company, LLP, or other independent public accountants selected by Parent and Lender and acceptable to Participant (the
"Accountant"), showing the balance sheet as at the end of such year, the income statement for such year, and the statement of cash flows for such year, setting forth in each case in comparative form (for periods for which available) the corresponding figures for the preceding fiscal year, accompanied by the related report of the Accountant, which report shall be to the effect that such statements have been prepared in accordance with GAAP consistently followed throughout the period indicated except for such changes in such principles with which the Accountant shall have concurred along with a certificate certifying to Participant that, based upon Accountant's examination of the affairs of Parent, Lender, and Parent's other consolidated Subsidiaries performed in connection with the preparation of said statements, Accountant is not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default under
Section 6.1(b) or, if it is aware of such condition or event, the nature thereof; and

               (ii) As soon as available, but not later than thirty (30) days prior to the close of each fiscal year, Parent and Lender's annual business and financial plans in form and substance satisfactory to Participant, as approved by Parent's and Lender's Board of Directors, which plans shall include the budget and cash flow projections for Parent and Lender for the following fiscal year;

          (b)  Monthly Reports

                 (i) Promptly after becoming available
and in any event within twenty (20) days after the end of each month in each fiscal year of Parent, unaudited internally prepared interim financial statements of Parent, Lender, and Parent's other consolidated
Subsidiaries, prepared on a consolidated and consolidating basis, that are satisfactory to Participant in scope and detail and which include, but are not limited to, the balance sheets as at the end of such period, and the income statements and the statements of cash flows for such month and for the period from the beginning of the fiscal year to the close of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officers of Parent and Lender to have been prepared in accordance with GAAP consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from quarterly or year-end adjustments;

               (ii) At the time of each delivery of the monthly financial statements referred to in Section
4.1(b)(i), a Compliance Certificate duly and properly executed and completed by either the President or the Chief Financial Officer of Lender and either the President or the Chief Financial Officer of Parent;

               (iii) Promptly after becoming available
and in any event within twenty (20) days after the end of each month in each fiscal year of Lender, such other information as Participant shall reasonably request with respect to the Participating Notes Receivable; and

               (iv) Promptly after becoming available and in any event within twenty (20) days after the end of each month in each fiscal year of Lender, all audit reports prepared by Lender with respect to any Term Loan
Debtor.

          (c) Daily Reports. Accompanying each request for a Participation hereunder, and in any event no less frequently than each Business Day, Lender shall provide
Participant with a report listing, by name of obligor and other identifying information ordinarily employed by Lender, each of the Participating Notes Receivable, along with the outstanding principal amount, payment schedule, and collection and delinquency history thereof, and such other collateral information as reasonably requested by Participant (each a "Schedule of Participating Notes
Receivable").

          (d)  Other Reports.

                 (i) Audit Reports.  Promptly upon
receipt thereof, one copy of each management letter or other report submitted to Lender or Parent by its accountants in connection with any annual, interim or special audit made by them of the books of Lender or Parent.

               (ii) SEC Filings.  Promptly after the
filing by Parent or Lender with the SEC of any report on Form 10Q or 10K, or any other material disclosure, Lender shall deliver a copy of such filing to Participant.

               (iii) Collateral Appraisals on Defaulted
Loans. Promptly after a request by Participant with respect to any Participating Note Receivable that is no longer a Net Eligible Non-Guaranteed Note Receivable, subject to SBA concurrence, Lender shall obtain and deliver to Participant a copy of a current appraisal, prepared by an appraiser acceptable to Participant, of the underlying collateral for such Participating Note
Receivable.

               (iv) Other Data.  Promptly upon receipt
thereof, copies of such other financial or other data as Participant may, in its sole discretion, reasonably request.

     4.2  Taxes and Other Liens.  Each of Lender and
Parent will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, that neither
Lender nor Parent shall be required to pay any such tax, assessment, charge, levy or claim to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Lender or Parent.

     4.3  Maintenance.

          (a)  Each of Lender and Parent shall (i)
maintain its corporate existence, rights and franchises;
and (ii) observe and comply with all Governmental
Requirements.

          (b) Each of Lender and Parent shall maintain in full force and good standing all licenses, permits, franchises or other governmental authorizations necessary to the conduct of its business, the failure to maintain which could reasonably be expected to have a Material
Adverse Effect. Without limiting the generality of the foregoing, Lender and Parent shall continue to comply with all statutory and other regulatory requirements necessary to maintain in full force and good standing the Loan Guaranty Agreement, to the extent such requirements have not been waived or become inapplicable pursuant to the terms of the Multi-Party Agreement.

     4.4 Further Assurances. Each of Lender and Parent will promptly cure any defects in the execution and delivery of the Participation Documents, including this Agreement. Provided that such action would not violate applicable SBA rules or regulations, each of Lender and Parent at its expense will promptly execute and deliver to Participant upon request all such other and further documents, agreements and instruments as shall reasonably be necessary in compliance with or accomplishment of the covenants and agreements of Lender in the Participation
Documents, including this Agreement, or to further evidence and more fully describe the Participations hereunder, or to correct any omissions in the Participation Documents, or more fully to state the obligations set out herein or in any of the Participation
Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be deemed necessary or appropriate in connection therewith by Participant in its sole and absolute discretion.

     4.5 Performance of Obligations. To the fullest extent permitted by applicable law, each of Lender and Parent will do and perform every act and discharge all of the obligations provided to be performed and discharged by it under the Participation Documents, including this Agreement, at the time or times and in the manner specified.

     4.6  Accounts and Records.  Each of Lender and
Parent will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP, consistently applied except only for changes in accounting principles or practices with which Lender's and Parent's Accountant concurs.

     4.7 Right of Inspection. Each of Lender and Parent will permit any officer, employee or agent of Participant to examine Lender's and Parent's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Lender and Parent with Lender's and Parent's officers, accountants and auditors, all at such reasonable times and as often as Participant may desire. Lender and Parent acknowledges that Participant presently anticipates performing a minimum of four (4) audits in each fiscal year of Lender and Parent.

     4.8  Notice of Certain Events.  Each of Lender and
Parent shall promptly notify Participant if it learns of the occurrence of: (i) any event which constitutes a Default or an Event of Default, together with a detailed statement by a responsible officer of Lender or Parent of the steps being taken to cure the effect of such Default or Event of Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of Lender or Parent or of any security (as defined in the Securities Act of 1933, as amended) of Lender or Parent with respect to a claimed default, together with a detailed statement by a responsible officer of Lender or Parent specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Lender or Parent is taking or proposes to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting
Lender or Parent or any of the Participating Notes
Receivable or Participations in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse
Effect; or (iv) any dispute between Lender or Parent and any governmental or regulatory body, any Term Loan
Debtor, or any other Person which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (v) any event or condition, including any event or condition affecting the credit of a Term Loan Debtor, that could reasonably be expected to have a Material Adverse Effect.

     4.9  Financial Covenants.  From and after the
Closing Date and until the Liabilities are fully satisfied, Lender and Parent shall:

          (a)  Tangible Net Worth.  Maintain, on a
consolidated basis, Tangible Net Worth of not less than $3,000,000 as of the end of their fiscal quarter ending
September 30, 1997, and $3,500,000 as of the end of each of their subsequent fiscal quarters.

          (b) EBITDA Ratio. Unless otherwise agreed in writing by Lender, achieve, on a consolidated basis, as measured as of the end of their fiscal quarters indicated below, a minimum ratio of EBITDA for the twelve-month period ending on the date of measurement to total, actual, interest expense for such twelve-month period, of not less than the ratio set forth below for such measurement date:

Measurement Date                        EBITDA Ratio

Fiscal Quarter Ending June 30, 1997           1.1 to 1.0
Fiscal Quarter Ending September 30, 1997      1.1 to 1.0
Fiscal Quarter Ending December 31, 1997  1.1 to 1.0
Fiscal Quarter Ending March 31, 1998     1.1 to 1.0
Fiscal Quarter Ending June 30, 1998           1.1 to 1.0
Fiscal Quarter Ending September 30, 1998      1.2 to 1.0
Fiscal Quarter Ending December 31, 1998  1.2 to 1.0
Fiscal Quarter Ending March 31, 1999     1.2 to 1.0
Fiscal Quarter Ending June 30, 1999           1.2 to 1.0

          (c)  Default Percentage.  As measured on the
last day of each month, not cause or allow those Participating Note Receivables with respect to which either a payment of interest, principal or other amount due thereunder is more than 120 past due, or which SBA has designated as "liquidation accounts," to be more than ten percent (10%) of all of Borrower's Participating Note
Receivables (measured by the respective aggregate outstanding principal amounts).

     4.10 Bad Debt Reserve. Lender shall maintain on its books, at all times, a bad debt reserve equal to at least two and one-half percent (2.5%) of the aggregate outstanding principal amount of all Non-Guaranteed Notes
Receivable.

     4.11 Charges; Liens.

          (a) Lender shall pay, and cause its Affiliates and Subsidiaries to pay, promptly when due, all of the Charges, and promptly discharge any Liens, encumbrances or other claims against the Participating Notes
Receivable. Except for Liens in favor of Participant and any other Permitted Liens, if Lender, at any time or times hereafter, shall fail to pay any Charges when due or promptly obtain the discharge of such Charges or of any Lien, claim or encumbrance asserted against the Participating Notes Receivable, subject to the provisions of Section 4.11(b) below, Participant may, without waiving or releasing any obligation or liability of Lender hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Participant deems advisable. All sums so paid by Participant and any expenses, including attorneys' fees, court costs, expenses and other reasonable charges relating thereto, shall be payable, upon demand, by Lender to Participant.

          (b)  Lender may in good faith contest, by
proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided that Lender gives Participant advance notice of its intention to contest the validity or amount of any such Charge or claim, Participant will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding, and during the pendency thereof (i) no Event of Default shall have occurred and be continuing, (ii) reserves with respect thereto are maintained on the books of Lender in an amount reasonably acceptable to Participant, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence,
(iv) none of the Participating Notes Receivable will be subject to forfeiture or loss of by reason of the institution or prosecution of such contest, (v) no Lien that shall exist for such Charges or claims during such action or proceeding, (vi) Lender shall promptly pay or discharge such contested Charges and all additional charges, interests, penalties and expenses, if any, and shall deliver to Participant evidence reasonably acceptable to Participant of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Lender, and (vii) Participant has not advised Lender in writing that Participant reasonably believes that non-payment or non-discharge thereof would have a Material Adverse Effect.

     4.12 Communication With Accountants. Each of Lender and Parent shall cooperate with Participant to permit reasonable access to Accountant and authorizes Accountant to disclose to Participant any and all financial statements and other supporting financial data, including matters relating to the conduct of the annual audit and copies of any management letter with respect to Lender's or Parent's business, pending litigation, financial condition and other affairs. On or before the Closing
Date, Parent and Lender shall deliver to Participant a letter addressed to such accountants in the form of Exhibit G.

     4.13 Loan Guaranty Agreement. Lender shall at all times comply with the terms and conditions of the Loan
Guaranty Agreement.

     4.14 Right of First Refusal for Securitization
Transaction Subordinated Certificates. Parent and Lender shall cause Participant to be given a right of first refusal to purchase any subordinated certificates issued in connection with a Securitization Transaction.

ARTICLE 5

NEGATIVE COVENANTS

Without Participant's prior written consent, which Participant may or may not in its sole discretion give, each of Lender and Parent covenants that it shall not:

     5.1 Liens. Except as otherwise expressly permitted herein or in the other Participation Documents, encumber, pledge, mortgage, or grant a security interest in (except for Permitted Liens), or assign, sell (except for the sale of SBA Guaranteed Notes Receivable to the extent permitted by Section 5.5, the sale of the Participations under this Agreement and the sale of other property in the ordinary course of business), lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Lender's or Parent's assets.

     5.2 Capital Structure. Make any material change in Lender's or Parent's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities.

     5.3  Change of Business.  Enter into any new
business or make any material change in any of Lender's or Parent's business objectives, purposes or operations.

     5.4 Location of Books and Records. Remove its books and records or the Participating Notes Receivable from the location listed in the preamble to this Agreement, or keep any of such books and records and/or the Participating Notes Receivable at any other office(s) or location(s) unless (i) Lender gives Participant written notice thereof and of the new location of said books and records at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America.

     5.5 Sale or Discount of Receivables. Discount or sell any portion of its Notes Receivable; provided, that so long as no Event of Default shall have occurred and be continuing, Lender may sell Notes Receivable to the extent that such sales are made (a) at par or at a premium, (b) on ordinary business terms, (c) by or through the Intermediary, and (d) in full conformity with all applicable provisions of the SBI Act and other governing law.

     5.6 Consulting and Brokerage Services. Provide, or enter into any contract or agreement to provide, or allow any Affiliate or Subsidiary of Lender or Parent to provide, or enter into any contract or agreement to provide, to any Term Note Debtor or purchaser of Notes
Receivable, any advisory, consulting, brokerage, or similar services, other than (a) the advisory or consulting services, if any, Lender or Parent provides in the ordinary course of business to prospective and actual
Term Note Debtors or purchasers of SBA Guaranteed Notes
Receivable in connection with (i) the marketing, structuring, documentation, and closing of Note
Receivable transactions and (ii) the servicing of any Notes Receivable, and (b) consulting services provided to Term Loan Debtors or prospective borrowers in the ordinary course of business that result in (i) a referral by Lender or Parent to another funding source that is not an Affiliate or Subsidiary of Lender or Parent, and (ii) the receipt by Lender or Parent of a reasonable referral fee in an arm's-length relationship with such other funding source.

     5.7  Survival of Obligations Upon Termination of
Agreement. Except as otherwise expressly provided for in this Agreement and in the other Participation Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Participation
Documents shall in any way affect or impair the powers, obligations, duties, rights, and Liabilities of Lender, Parent or Participant relating to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Participations, or (c) any of the undertakings, agreements, covenants, warranties and representations of Lender, Parent or Participant contained in this Agreement or the other Participation
Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and be effective until the Termination Date; provided, that all indemnity claims of Participant under the Participation Documents shall survive such full and final payment.


ARTICLE 6

EVENTS OF DEFAULT

     6.1 Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) Payments. Default is made in the payment or prepayment when due of any installment of principal or interest due to Participant under this Agreement; or

          (b)  Financial Covenants.  Lender or Parent
fails to satisfy any financial covenant set forth in
Section 4.9 hereof; or

          (c)  Representations and Warranties. Lender or
Parent fails to perform, keep or observe any material representation or warranty made by it herein or in any other Participation Document or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Participation Document, or any such representation or warranty proves to have been incorrect in any material respect as of the date when made or deemed made; or

          (d)  Covenants.  Lender or Parent fails to
perform, keep or observe any of the covenants or agreements contained in Article 4 and Article 5 (other than any failure to make any payment when due, or any failure to perform any of the covenants in Section 4.9), or in any other Loan Document, and such default continues unremedied for a period of five (5) Business Days after the earlier of (i) written notice thereof being given by Participant to Lender, or (ii) such default otherwise becoming known to Lender; or

          (e) Other Obligations. A default shall occur under any agreement, document or instrument, other than this Agreement or the other Participation Documents, to which Lender or Parent is a party, the consequences of which could have a Material Adverse Effect, and which default is not cured within ten (10) Business Days after Lender becomes aware of such default; or

          (f)  Breach of Agreement with SBA.  Lender
shall breach in any material respect its servicing or any other obligations under any Loan Guaranty Agreement; or

          (g)  Default Under Sterling Documents.  Any
event of default shall occur under the Sterling
Documents; or

          (h)  Default Under Parent Debentures.  Any
event of default shall occur under the Parent Debentures or any of the documents evidencing such Indebtedness; or

          (i) Default Under Parent Guaranty. Any event of default shall occur under the Parent Guaranty; or

          (j)  Misrepresentations.  Any statement,
report, financial statement or certificate made or delivered by Lender or Parent, or any of its officers, employees or agents, to Participant is untrue, incomplete or incorrect in any material respect at the time when made and the same shall remain untrue for five (5)
Business Days after Lender shall receive written notice of such fact from Participant or five (5) Business Days after Lender becomes aware of such default; or

          (k)  Involuntary Bankruptcy or Other
Proceedings. The filing of a petition with a court having jurisdiction over Lender or Parent to commence an involuntary case for Lender or Parent under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator or other similar official for Lender's or Parent's affairs; and the failure to obtain the dismissal of such petition or appointment within, or the continuance of such decree or order unstayed and in effect for, a period of thirty (30) days from the date of such filing or appointment or the entry of such order or decree; or

          (l)  Voluntary Petitions, etc.  The
commencement by Lender or Parent of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by Lender or Parent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent or other similar official for Lender or Parent or for any material part of Lender's or Parent's property;
the making by Lender or Parent of an assignment for the benefit of creditors; any case of proceeding is commenced by Lender or Parent for Lender's or Parent's dissolution, liquidation or termination; or the taking of any action by or on behalf of Lender or Parent in furtherance of any of the foregoing; or

          (m)  Discontinuance of Business.  Lender or
Parent ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

          (n)  ERISA Notices.  Lender or Parent fails to
(i) furnish Participant, within fifteen (15) days thereafter, with written notice upon the occurrence of any of the following events: (A) the happening of a Reportable Event with respect to any pension plan of Lender or Parent governed by ERISA, as to which the requirement of notice has not been waived by PBGC, (B) the termination of any such plan, (C) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (D) the institution of any proceedings by the Pension Benefit Guaranty
Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify
Participant promptly upon receipt by Lender or Parent of any notice of the institution of any proceeding or other action which may result in the termination of such plan;
or

          (o)  Participation Documents.  The
Participation Documents, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and enforceable ownership interest to the extent of Participant's
Participation in the Participating Notes Receivable purported to be covered thereby, or Lender or Parent (or any other Person who may have granted or purported to grant such Lien) shall so state in writing; or

          (p) Material Adverse Event. A Default or any other event shall have occurred which would have a Material Adverse Effect, which event continues for five
(5) days after written notice to Lender; or

          (q)  Change of Control.  A Change of Control
shall have occurred; or

          (r) Merger. Lender or Parent shall merge or consolidate with or acquire the Stock or assets of any Person; or

          (s)  Solvency. Lender or Parent is no longer
Solvent.

     6.2 Termination of Agreement and Acceleration of the Liabilities. During any period of grace afforded
Lender or Parent under this Article 6 after which an act or omission of Lender or Parent will become an Event of Default, Participant shall have no obligation to purchase any Participations hereunder. Upon the occurrence and continuation of an Event of Default, all of the Liabilities may, at the option of Participant and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and Participant, at its option, may terminate its obligation to purchase any additional Participations under this Agreement; provided, that all of the Liabilities shall immediately become due and payable, and Participant's obligation to purchase any additional
Participations under this Agreement shall be terminated upon the occurrence and continuation of an Event of Default set forth in Section 6.1(k) or Section 6.1(l);
and further provided, that Participant's rights and remedies under this Agreement shall survive any such termination.

     6.3 Remedies. Upon the occurrence and at any time during the continuance of any Event of Default specified in Section 6.1, Participant shall have all of the rights and remedies contained in this Agreement and in all of the other Participation Documents, and all of the rights and remedies under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

     6.4 Marshalling; Payments Set Aside. Participant shall be under no obligation to marshall any assets in favor of Lender or any other party or against or in payment of any or all of the Liabilities. To the extent that Lender makes a payment or payments to Participant or Participant exercises its rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code, or any State or Federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.


ARTICLE 7

CONDITIONS OF PARTICIPATIONS

          The obligations of Participant to purchase
Participations pursuant to this Agreement are subject to the conditions precedent stated in this Article 7.

     7.1  Initial Participation.  The obligation of
Participant to purchase the initial Participation under this Agreement is, in addition to the conditions precedent specified in Section 7.2 hereof, subject to the following conditions precedent wherein each document to be delivered to Participant shall be in form and substance satisfactory to Participant:

          (a)  Closing.  Lender and Parent shall have
executed and delivered to Participant this Agreement.
Participant shall have received such documents, instruments and agreements as Participant shall request in connection with the Transactions contemplated by this Agreement, including all documents, instruments, agreements and schedules listed in the Schedule of Documents, each in form and substance satisfactory to Participant.

          (b) Initial Participation Certificate. Lender shall have duly and validly issued, executed and delivered to Participant the Participation Certificates for the Participations to be purchased as of the Closing
Date.

          (c)  Opinion of Lender's and Parent's Counsel.
Participant shall have received from counsel for Lender and Parent a written opinion in form and substance acceptable to Participant as to such matters as Participant may require, including opinions regarding (i)
Lender's and Parent's corporate authorization to enter into the Transactions contemplated by this Agreement,
(ii) Lender's and Parent's compliance with all Federal, state and local laws, (iii) the existence of litigation against Lender or Parent that may result in a Material
Adverse Effect, and (iv) as to such other matters which may materially impact the legal and credit risks associated with the Transactions.

          (d)  No Material Adverse Change.  Since
December 31, 1996 and through the Closing Date, there shall have been (a) no material adverse change in the business, financial or other conditions of Lender or Parent, or any Affiliate or Subsidiary of Lender or Parent, or in the Participating Notes Receivable, or in the prospects or projections of Lender, Parent or their Affiliates and Subsidiaries, (b) no material increase in the liabilities (absolute or contingent) of Lender, Parent or their Affiliates and Subsidiaries, whether or not disclosed or required to be reserved against on any pro forma balance sheet, other than (i) liabilities incurred by Lender or Parent in the ordinary course of its business in connection with the execution, delivery, and performance of loan documents by Lender, as lender to its customers, and (ii) the Parent Debentures, (c) no material decrease in the assets of Lender, Parent or their Affiliates and Subsidiaries, and (d) no distribution by Lender or Parent of capital Stock either by dividends or otherwise.

          (e) Fees. Participant shall have received the fees described in Section 2.7 hereof.

          (f)  Certificate of Validity of Notes
Receivable. Participant shall have received a "Certificate of Validity of Participating Notes
Receivable" executed by the President and Chief Financial
Officer of Lender in substantially the form attached as Exhibit F hereto.

          (g) Schedule of Documents. Participant shall have received all other documents, agreements and items set forth on the Schedule of Documents.

          (h)  Lender's Guidelines and Operations Manual.
Lender shall have delivered to Participant Lender's written operating guidelines and written operations manuals, detailing Lender's business development and underwriting processes, credit granting procedures, loan documentation, and procedures for packaging and SBA approval, loan closing and servicing, collections, account/portfolio administration, and liquidation, and such materials shall be in a form satisfactory to Participant.

          (i)  Lender's Credit Request and Field
Examination Forms. Lender shall have delivered to Participant Lender's credit request, loan report and analysis, and field examination/site visit forms, and such materials shall be in a form satisfactory to Participant.

          (j)  Lender's Form Participation Documents.
Lender shall have submitted to Participant the standard form loan agreement, security agreement, note, deed of trust, guaranty, subordination agreement, and other form loan documents employed by Lender (including, where applicable, standard forms prescribed or supplied by the
SBA), and all such loan documents shall be satisfactory to Participant and its counsel.

          (k)  Chief Financial Officer.  Robert F.
Tannenhauser shall be serving as the Chief Financial
Officer of Parent and Jennifer Napier shall be serving as the Chief Financial Officer of Lender, or replacements acceptable to Participant shall be serving in such positions.

          (l)  Loan Guaranty Agreement.  Lender shall
have provided Participant with evidence satisfactory to Participant that the SBA shall have entered into the Loan
Guaranty Agreement with Lender.

          (m)  Consent by Sterling and Release of Lien on
Participating Notes Receivable. Lender shall have provided Participant with evidence satisfactory to Participant that Sterling has (i) given its written consent to the execution of this Agreement and Lender's sale to Participant of any Participations made hereunder, and (ii) released any Lien that Sterling might have on any Participating Notes Receivable and any payments or proceeds thereof.

          (n)  Other.  Participant shall have received
such other documents as it may reasonably have requested at any time at or prior to the Closing Date.

     7.2  All Participations.  The obligation of
Participant to purchase Participations under this Agreement is subject to the following further conditions precedent:

          (a)  Participation Requests and Schedules.
Before each purchase of a participation, Participant shall have received a Participation Request, and a Schedule of Participating Notes Receivable, each of which shall be true and correct and shall be duly and properly executed and completed by either the President or the Chief Financial Officer of Lender.

          (b)  No Default.  No Default or Event of
Default shall have occurred and be continuing or would result from purchase of such Participation.

          (c)  Representations and Warranties.  All of
the representations and warranties of Lender or Parent contained herein shall be correct in all material respects as of the date of each such advance as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement. All of the representations and warranties of Lender or Parent contained in any of the other Participation Documents shall be correct in all material respects as of the date delivered, except to the extent that any such representation or warranty expressly relates to an earlier date.

          (d)  No Material Adverse Change. There shall
have occurred no change in the condition, financial or otherwise, of Lender which Participant reasonably deems to be a Material Adverse Effect.

          (e) Key Officers. Each of Lender and Parent shall continue to employ as its President and its Chief
Financial Officer the Persons holding such positions as of the Closing Date, or shall have hired replacements for such officers acceptable to Participant.

          The acceptance by Lender of the proceeds of any Participation hereunder shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Lender that the conditions in this Section
7.2 have been satisfied, and (ii) a confirmation by Lender of the granting and continuance of Participant's
Lien pursuant hereto.


ARTICLE 8

MISCELLANEOUS

     8.1 Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered
(i) in person with receipt acknowledged, or (ii) by facsimile with receipt confirmed, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to Participant at:

                    Transamerica Business Credit
Corporation
                    8750 W. Bryn Mawr Avenue, Suite 720
                    Chicago Illinois  60631
                    Attention:  Account Executive - BLC
                    Facsimile:  (773) 380-6169

                    and

                    Transamerica Business Credit
Corporation
                    9399 West Higgins Road, Suite 600
                    Rosemont, Illinois  60018
                    Attention:  Mary F. Krakowski, Esq.
                    Facsimile:  (847) 685-1142

                    With copies to:

                    Murphy, Weir & Butler
                    101 California Street, 39th Floor
                    San Francisco, California  94111
                    Attention:  Hill Blackett, III, Esq.
                    Facsimile:  (415) 421-7879

          (b)  If to Lender or Parent, at:

                    Business Loan Center, Inc.
                    919 Third Avenue, 17th Floor
                    New York, New York  10022
                    Attention:  Mr. Robert Tannenhauser
                                President
                    Facsimile:  (212) 751-9345

                    With copies to:

                    Weil, Gotshal & Manges, LLP
                    767 Fifth Avenue, 31st Floor
                    New York, New York  10153
                    Attention:  Simeon Gold, Esq.
                    Facsimile:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed, or three (3) Business Days after the same shall have been deposited in the United States mail.
Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     8.2  Modification of Agreement; Sale of Interest.
This Agreement and the other Participation Documents may not be modified, altered or amended, except by an agreement in writing signed by Lender and Participant.
Lender may not sell, assign or transfer this Agreement, or the other Participation Documents or any portion thereof, including Lender's rights, title, interests, remedies, powers, or duties hereunder or thereunder.
Each of Lender and Parent hereby consents to Participant's participation, sale, assignment, transfer or other disposition, at any time or times after the Commitment Termination Date, of this Agreement, or the other Participation Documents, or of any portion hereof or thereof, including Participant's rights, title, interests, remedies, powers, or duties hereunder or thereunder. Participant agrees that prior to any such disposition it will make a good faith effort to provide
Lender with notice of such disposition; provided, that the failure of Participant to provide such notice shall not prevent Participant from making such disposition.

     8.3  Fees and Expenses.  Lender shall reimburse
Participant for all reasonable out-of-pocket expenses of Participant in connection with the negotiation, preparation, execution, interpretation and administration of this Agreement and the other Participation Documents
(including the reasonable fees and expenses of all of Participant's counsel retained in connection with the Transactions contemplated hereby). If, at any time or times, regardless of the existence of an Event of Default, Participant shall employ counsel or other professional advisors, including management consultants, for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

          (a)  any interpretation, amendment,
modification or waiver of, or consent with respect to, this Agreement or the other Participation Documents;

          (b)  any litigation, contest, dispute, suit,
proceeding or action (whether instituted by Participant, Lender, Parent or any other Person) in any way relating to the Participating Notes Receivable, this Agreement or the other Participation Documents, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Lender, Parent or any other Person that may be obligated to Participant by virtue of this Agreement or the other Participation
Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

          (c)  any attempt to enforce any rights of
Participant against Lender, Parent or any other Person that may be obligated to Participant by virtue of this Agreement or the other Participation Documents; or

          (d) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Participating Notes Receivable then, and in any such event, a $500 per day per auditor charge in connection with any audit of the Participating
Notes Receivable by Participant and the reasonable fees of such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such auditors, counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 8.3, and shall be payable, on demand, by Lender to Participant.
Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include:
paralegal fees, costs and expenses; accountants' fees, costs and expenses; appraisers' fees, costs and expenses;
management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges;
and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

     8.4 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other Participation Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the this Agreement or any other Participation Document.

     8.5 Waiver by Participant. Participant's failure, at any time or times hereafter, to require strict performance by Lender or Parent of any provision of this Agreement shall not waive, affect or diminish any right of Participant thereafter to demand strict compliance and performance. Any suspension or waiver by Participant of an Event of Default by Lender or Parent under this Agreement or the other Participation Documents shall not suspend, waive or affect any other Event of Default by Lender or Parent under this Agreement or the other
Participation Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Lender or Parent contained in this Agreement or the other
Participation Documents and no Event of Default by Lender or Parent under this Agreement or the other Participation
Documents shall be deemed to have been suspended or waived by Participant, unless such suspension or waiver is by an instrument in writing signed by an officer of Participant and directed to Lender or Parent specifying such suspension or waiver.

     8.6 Successors and Assigns. All covenants and agreements by or on behalf of Lender or Parent contained in this Agreement and any other Participation Documents shall bind its successors and assigns and shall inure to the benefit of Participant. Neither Lender nor Parent shall, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Participant.

     8.7  Conflict of Terms.  The other Participation
Documents and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto.
Except as otherwise provided in this Agreement and except as otherwise provided in the other Participation
Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Participation Documents, the provision contained in this Agreement shall govern and control.

     8.8 Waivers by Lender and Parent. Except as otherwise provided herein, each of Lender and Parent waives: (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Participant on which Lender or Parent may in any way be liable and hereby ratifies and confirms whatever Participant may do in this regard; (b) all rights to notice of a hearing prior to Participant's taking possession or control of, or to Participant's replevy, attachment or levy upon, the Participating Notes
Receivable or any bond or security which might be required by any court prior to allowing Participant to exercise any of Participant's remedies; and (c) the benefit of all valuation, appraisement and exemption laws. Each of Lender and Parent acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     8.9 Cumulative Rights. The rights and remedies of Participant under this Agreement and each other Loan
Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     8.10 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER
PARTICIPATION DOCUMENTS ARE CONTRACTS MADE UNDER AND
SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND ALL CLAIMS
AND CAUSES OF ACTION RELATED HERETO AND THERETO, WHETHER
SOUNDING IN CONTRACT OR IN TORT, BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED
STATES OF AMERICA AND THE STATE OF ILLINOIS, AS SUCH LAWS
ARE NOW IN EFFECT (WITHOUT REGARD TO THE PRINCIPLES
THEREOF REGARDING CONFLICTS OF LAWS) AND, WITH RESPECT TO
USURY LAWS, IF ANY, APPLICABLE TO PARTICIPANT AND TO THE
EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN
EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST
RATE THAN SUCH LAWS NOW ALLOW.  IT IS THE INTENT OF ALL
OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF
ILLINOIS SHALL GOVERN THIS AGREEMENT AND THE OTHER
PARTICIPATION DOCUMENTS, AND THE TRANSACTIONS
CONTEMPLATED HEREBY AND THEREBY.

     8.11 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the this Agreement or the other Participation
Documents shall be paid by Lender, together with interest and penalties, if any.

     8.12 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Participant shall not be obligated to extend credit to Lender in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

     8.13 Titles of Articles and Sections. All titles or headings to articles and sections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     8.14 Authorized Signatures. Until Participant is notified by Lender to the contrary in writing as provided by Section 8.1, the signature upon this Agreement or any of the other Participation Documents of an individual designated in Lender's incumbency resolutions of even date herewith shall bind Lender and be deemed to be the act of Lender affixed pursuant to and in accordance with resolutions duly adopted by Lender's Board of Directors.

     8.15 Publicity. Each of Lender and Parent hereby agrees that, except as required by law, (a) this Agreement and its contents and (b) the Transactions contemplated by this Agreement, will not be disclosed publicly without the prior written consent of Participant; provided, that so long as Lender or Parent does not (i) employ or cause to be employed the name or logo of Participant or its affiliates, or (ii) purport to represent Participant or its affiliates in any capacity, Lender or Parent may disclose (x) any matters of public record relating to the Transactions contemplated by this Agreement in the ordinary course of business to prospective and actual employees, Term Note Debtors, and purchasers of SBA Guaranteed Notes Receivable in connection with the employment relationship or the marketing, structuring, documentation, closing, and servicing of Note Receivable transactions, as applicable, and (y) other matters relating to the Transactions contemplated by this Agreement in oral communications with select potential investors in Lender or Parent.
Each of Lender and Parent hereby consents to Participant issuing a press release or publishing a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     8.16 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

     8.17 Entire Agreement.  This Agreement and the other
Participation Documents represent the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     8.18 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING
IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE
MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED
AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE
AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION
RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.
THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE
BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION,
LENDER, PARENT AND PARTICIPANT HEREBY WAIVE, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE
OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR
ANY OF THE OTHER PARTICIPATION DOCUMENTS OR ANY DEALINGS
BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE
TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE
RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF
THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND
ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT
RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION,
INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY
CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
PARTICIPANT, LENDER AND PARENT EACH ACKNOWLEDGE THAT THIS
WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS
RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER
IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL
CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE
DEALINGS.  PARTICIPANT, LENDER AND PARENT FURTHER WARRANT
AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS
LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY
WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH
LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT
IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND
THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS
AGREEMENT, THE PARTICIPATION DOCUMENTS, OR ANY OTHER
DOCUMENTS OR AGREEMENTS RELATING TO THE LIABILITIES.  IN
THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A
WRITTEN CONSENT TO A TRIAL BY THE COURT.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                              LENDER:

                              BUSINESS LOAN CENTER, INC.,
                              a Delaware corporation



                              By:  /s/ Robert F.
Tannenhauser
                              Name:  Robert F.
Tannenhauser
                              Title: President


                              PARENT:

                              BUSINESS FINANCIAL
SERVICES, INC.,
                              a Delaware corporation



                              By:  /s/ Jennifer Napier
                              Name:  Jennifer Napier
                              Title: Chief Financial
Officer


                              PARTICIPANT:

                              TRANSAMERICA BUSINESS
CREDIT CORPORATION, a Delaware corporation


                              By:
                              Name:
                              Title


     ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF  )
                         )    SS.
COUNTY OF )


     On before me, the undersigned notary public in and for said state, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


     WITNESS my hand and official seal.



Signature (Seal)


     ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF                 )
                         )    SS.
COUNTY OF                )


     On            before me, the undersigned notary
public in and for said state, personally appeared
, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


     WITNESS my hand and official seal.



Signature (Seal)


Schedule 1.1

Net Eligible Non-Guaranteed Notes Receivable

          Upon delivery to Participant of a Participation
Request, Participant shall determine, in its sole discretion, which Non-Guaranteed Notes Receivable, if any, shall be deemed to be "Net Eligible Non-Guaranteed
Notes Receivable" for purposes of determining the Participations to be purchased pursuant to Section 2.1.
In making this determination, Participant shall be generally guided by the following requirements with respect to each Non-Guaranteed Note Receivable and its underlying Note Receivable (collectively, in each instance, a "Loan"):

      .A. All conditions precedent to the effectiveness of the SBA guaranty with respect to the Loan have been met, and either (i) the Loan has been fully disbursed by Lender to or for the account of the Term Loan Debtor, or
(ii) in the event the Loan has been made with respect to any Loan that has not been fully or partially funded, only that portion of such Loan that has actually been funded and disbursed by Lender to or for the account of the Term Loan Debtor shall be eligible under this paragraph A; provided, that at the discretion of Participant, the disbursement requirements of this paragraph A may be deemed satisfied on the condition subsequent that the subject disbursements are actually made to the Term Loan Debtor on the same Business Day as the date of the advance made by Participant;

      .B. Lender has perfected its security interests and liens in all underlying collateral for the Loan required to be obtained as a condition of obtaining the SBA guaranty with respect thereto;

      .C. No event or condition subsequent that would release the SBA from its obligations to Lender with respect to the Loan or any recovery with respect thereto has occurred, and the SBA has not rejected the Loan or the Note Receivable Documents in any respect;

      .D. The Loan conforms to Lender's written credit and underwriting guidelines, copies of which have been previously delivered to Participant; provided, that to the extent the original principal amount of any Non-Guaranteed Note Receivable exceeds $750,000, such excess shall not constitute any part of the Net Eligible
Non-Guaranteed Notes Receivable;

      .E. The Loan does not exceed fifteen percent (15%) of the aggregate amount of Non-Guaranteed Notes
Receivable; provided, that such Loan will be ineligible only to the extent of such excess;

      .F. The Loan does not exceed thirty percent (30%) of the aggregate amount of Non-Guaranteed Notes
Receivable owed by Term Loan Debtors whose business activities fall within a single industry, as defined by the Standard Industrial Classification then in effect;
provided, that such Loan will be ineligible only to the extent of such excess;

      .G. The Term Loan Debtor is neither the United
States of America nor any subdivision, department, or agency thereof, except to the extent that Lender has delivered to Participant all documents necessary to comply with the Federal Assignment of Claims Act of 1940, as amended from time to time;

      .H. The Term Loan Debtor is not a state or subdivision, department, or agency thereof, unless Lender gives prompt notice to Participant of any Notes
Receivable with respect to these entities;

      .I. The Term Loan Debtor is not insolvent or the subject of an insolvency proceeding or a case commenced under the Bankruptcy Code;

      .J. No payment of interest and principal, or other amount due under the Loan is more than sixty (60) days past due;

      .K. The Loan is a valid, legally enforceable obligation of the Term Loan Debtor and is not subject to any offset or other defense on the part of such Term Loan
Debtor or to any claim on the part of the Term Loan
Debtor denying liability;

      .L. The subject Note Receivable is subject to no lien or security interest;

      .M. Other than the sale of the SBA Guaranteed Note
Receivable portion thereof, Lender has not previously sold any interest in the subject Note Receivable to any Person other than Participant.

      .N. The Loan is evidenced by legal documentation in form and substance satisfactory to Participant; provided, that (i) legal documentation that conforms in all material respects to forms provided by the SBA shall be presumed to be satisfactory to Participant, and (ii) any Loan evidenced by legal documentation that does not satisfy clause (i) above must have been reviewed by Lender's legal counsel for legal sufficiency and the perfection of Lender's liens in any collateral thereunder, with the written results of such review being satisfactory to Participant;

      .O. The Loan does not arise out of transactions with an employee, officer, agent, director, stockholder, or Affiliate of Lender or any Affiliate of any thereof;

      .P. With respect to the Non-Guaranteed Note
Receivable, Lender has made or reaffirmed the warranties and representations set forth in the Loan Participation
Agreement, at the time the most recent Schedule of Participating Notes Receivable was provided to Participant;

      .Q. The Loan has not been turned over to the SBA or any other Person for servicing or collection; and

      .R. The Loan is determined by Participant, in its business judgment, to constitute adequate collateral to support the Participation requested by Lender.

          Notwithstanding any other provision of this Schedule or the Loan Participation Agreement, Participant shall retain the right, in its sole discretion, to revise or further restrict the criteria for Participations, if any, to be purchased in Net Eligible Non-Guaranteed Note
Receivables and, in the event such criteria are further restricted for any reason, the restriction shall become effective immediately for purposes of calculating new advances.